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Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report, dated March 31, 2003, accompanying the financial statements of Ortec International, Inc. (a development stage enterprise) included in the Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".





New York, New York
December       , 2003